                                                                     Exhibit 3.2
                                                                     -----------


                            THE COMPANIES ORDINANCE
                            -----------------------

                          A COMPANY LIMITED BY SHARES
                          ---------------------------

                            ARTICLES OF ASSOCIATION


                                       OF


                               RTS SOFTWARE LTD.


                             P R E L I M I N A R Y



1.   Second Schedule Excluded
     ------------------------

     The regulations contained in the second schedule to the Companies Ordinance (New Version), 5743-1983 shall not apply to the Company.


2.   Interpretation
     --------------

     (a) Unless the subject or the context otherwise requires: words and expressions defined in the Companies Ordinance in force on the date when these Articles or any amendment thereto, as the case may be, first became effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and impressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate.

     (Two) The captions in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction of any provision hereof.

     (Three)   In these Articles the term the Companies Ordinance, shall mean the Companies Ordinance (New Version), 5743-1983 or any statutory re-enactment or modification thereof for the time being in force including the Companies Law-1999; and any reference to any section or provision of the Companies Ordinance shall include a reference to any statutory re-enactment or modification thereof for the time being in force including the relevant provisions of the Companies Law-1999.

3.   Private Company
     ---------------

     The Company is a private company and accordingly:

     (a) the number of members for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who having been formerly in the employment of the Company were, while in such employment, and have continued after termination of such employment to be, members of the Company), shall not exceed fifty
          (50), but where 2 or more persons jointly own one or more shares in the Company, they shall, for the purpose of this Article be treated as a single member;

     (b) any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is prohibited; and

     (c) the right to transfer shares in the Company shall be restricted as hereinafter provided.

                                 SHARE CAPITAL

4.   Share Capital
     -------------

     (a) The registered share capital of the Company is three and a half million New Israeli Shekels (NIS 3,500,000) divided into eighteen million and nine hundred thousand (18,900,000) ordinary shares of a nominal value of ten Agorot (NIS 0.1) each (the "Ordinary Shares"), six million one hundred and thirty three thousand, three hundred and thirty (6,133,330) Series A Preferred Shares of a nominal value of ten Agorot (NIS 0.1) each (the "Series A Preferred Shares"), eight hundred sixty six thousand and six hundred and seventy (866,670) Series B Non Voting Preferred Shares of a nominal value of ten Agorot (NIS 0.1) each (the "Series B Non Voting Preferred Shares"), four million (4,000,000) Series C-1 Preferred Shares of a nominal value of ten Agorot (NIS 0.1) each (the "Series C-1 Preferred Shares") and five million and one hundred thousand (5,100,000) Series C-2 Preferred Shares of a nominal value of ten Agorot (NIS 0.1) each (the "Series C-2 Preferred Shares").

          (The Series A Preferred Shares, Series B Non Voting Preferred Shares, Series C-1 Preferred Shares and Series C-2 Preferred Shares shall be referred to herein collectively as the "Preferred Shares" and the Series C-1 Preferred Shares and Series C-2 Preferred Shares shall be referred to herein collectively as the "Series C Preferred Shares").

     (b) Each Ordinary Share (including Ordinary Shares converted from the Series A Preferred Shares, the Series B Non Voting Preferred Shares and from the Series C Preferred Shares) entitles its holder to receive notice of, and to participate in, all General Meetings of the Company, and to one (1) vote in such meeting for every share, and the other rights he is legally entitled to and as specified in these Articles.

5.   Preferred Shares
     ----------------

     The Preferred Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company and, in addition, bear the following rights:

     (a) Subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every holder of Preferred Shares shall have one vote for each Ordinary Share into which the Preferred Shares held by him of record could be converted (as provided in this Article), on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

          Anything else in these Articles to the contrary notwithstanding, the Series B Non Voting Preferred Shares will not have any voting rights; provided, however, that upon the transfer from the Original Holder (i.e. the holder which holds them on the date the previous Amendment first became effective), the holder following such transfer may, by written notice to the Company delivered by hand or by air courier within fifteen (15) days following such transfer, elect that such shares will have voting rights while held by such holder, and shall thereafter be automatically converted into Series A Preferred Shares.

     (b) Each Preferred Share shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company, into such number of fully paid and non-assessable Ordinary Shares equal to the number which is determined by dividing the applicable Original Issue Price (as defined below) by the applicable Conversion Price (as defined in and subject to adjustment under Article 5(d)) at the time in effect for such share (the "Conversion Ratio"); provided, however, that with respect to each Series C Preferred Share, its Conversion Ratio shall be further adjusted prior to its conversion into Ordinary Shares by adding the Adjustment (as such a term is defined in Article 5(d)(i)(A)(b)(iii) or Article 5(d)(i)(A)(c)(iii), as the case may be) to the applicable Conversion Ratio for the Series C Preferred Shares, such that each Series C Preferred Share shall be convertible into such number of fully paid and non assessable Ordinary Shares equal to the sum of the Series C-1 Preferred Shares or Series C-2 Preferred Shares Conversion Ratio, as the case may be, plus the appropriate Adjustment.

          (i) With respect to Series A Preferred Shares and Series B Non Voting Preferred Shares: in the event that fewer than an aggregate of one million five hundred and eight thousand and ninety three (1,508,093) Series A Preferred Shares and Series B Non Voting Preferred Shares, remain issued and outstanding as a result of optional conversions pursuant to Article 5(b), then the Company may, at its option, cause the conversion of each and every issued and outstanding Series A Preferred Share and Series B Non Voting Preferred Share into a number of fully paid and non-assessable Ordinary Shares equal to the number which is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (subject to adjustment under

                    Article 5(d)) at the time in effect for such share, by delivery of written notice to the holders of such Preferred Shares.

               (ii) With respect to Series C Preferred Shares: in the event that fewer than one million, six hundred and fifty seven thousand, five hundred and eighty six (1,657,586) Series C Preferred Shares, remain issued and outstanding as a result of optional conversions pursuant to Article 5(b) then the Company may, at its option, cause the conversion of each and every issued and outstanding Series C Preferred Share into a number of fully paid and non-assessable Ordinary Shares equal to the sum of the Series C Preferred Shares Conversion Ratio then in effect plus the Adjustment (as described in Article 5(b) above), by delivery of written notice to the holders of Series C Preferred Shares.

                    Each Preferred Share shall, immediately upon the closing of the Company's sale of its Ordinary Shares to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law, 1968, or similar securities laws of another jurisdiction, at a price per share of not less than six U.S. Dollars and ninety nine cents (US$6.99) (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) with net proceeds to the Company of not less than Seven Million Five Hundred Thousand United States Dollars (US$7,500,000) (the "IPO"), automatically be converted into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (subject to adjustment under Article 5(d)) at the time in effect for such share; provided, however, that each Series C Preferred Share shall instead be converted into such number of fully paid and non assessable Ordinary Shares equal to the sum of the Series C-1 Preferred Shares or Series C-2 Preferred Shares Conversion Ratio, as the case may be, plus the appropriate Adjustment (as described in Article 5(b) above).

                    The "Original Issue Price" of the Series A Preferred Shares is two dollars and thirty-three cents (U.S.$2.33); the "Original Issue Price" of the Series B Non Voting Preferred Shares is two dollars and thirty-three cents (U.S.$2.33); the "Original Issue Price" of the Series C-1 Preferred Shares is three dollars and ninety cents (U.S.$3.90); and the "Original Issue Price" of the Series C-2 Preferred Shares is five dollars and seventy five cents (U.S.$5.75).

                    Anything else in these Articles to the contrary notwithstanding, the Series B Non Voting Preferred Shares will not be convertible at the option of the Original Holder thereof pursuant to the first sentence of Article 5(b); provided, however, that immediately after there are fewer than 1,508,090 Series A Preferred Shares remaining issued and outstanding as a result of optional conversions pursuant to the first sentence of Article 5(b) or upon the closing of the IPO, the earlier of the two, each Series B Non Voting Preferred Share shall be automatically converted, without any action by the holders of such Series B Non Voting Preferred Shares, into such number of fully-paid and non-assessable Ordinary Shares as is determined by dividing the applicable Conversion Price (subject to adjustment under Article 5(d)) at the time in effect for such share.


     (c) Before any holder of Preferred Shares shall be entitled (in the case of a conversion at such holder's option) to convert the same into Ordinary Shares, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names of any nominee for such holder in which the certificate or certificates for Ordinary Shares are to be issued. Such conversion (in the case of a conversion at such holder's option) shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date. If the conversion is at the option of the Company (pursuant to subsection (i) or subsection
          (ii) of this Article 5(b)) or is in connection with an IPO, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares. If the conversion is in connection with an IPO, the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities. The Company shall, as soon as practicable after the conversion and tender of the certificate for the Preferred Shares converted, issue and deliver at such office to such holder of Preferred Shares or to the nominee or nominees of such holder of Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid.

     (d) The initial Conversion Price for the Series A Preferred Shares shall be two United States Dollars and thirty-three cents (U.S.$2.33) (subject to any adjustments under this Article 5(d), the "Series A Conversion Price"); the initial conversion price for the Series B Non Voting Preferred Shares shall be two United States Dollars and thirty-three cents (U.S.$2.33) (subject to any adjustments under this Article 5(d), the "Series B Conversion Price");

          the initial Conversion Price for the Series C-1 Preferred Shares shall be three United States Dollars and ninety cents (U.S.$3.90) (subject to any adjustments under this Article 5(d), the "Series C-1 Conversion Price"); and the initial Conversion Price for the Series C-2 Preferred Shares shall be five United States Dollars and seventy five cents (U.S.$5.75) (subject to any adjustments under this Article 5(d), the "Series C-2 Conversion Price"). The Series A Conversion Price, the Series B Conversion Price, the Series C-1 Conversion Price and the Series C-2 Conversion Price shall be adjusted from time to time as follows:

          (i) (A) (a) With respect to Series A Preferred Shares and Series B Non Voting Preferred Shares:

               Upon each issuance by the Company of any Additional Shares (as defined below) at a price per share less than the applicable Series A Conversion Price and/or Series B Conversion Price, as the case may be, then in effect, such Series A Conversion Price and/or Series B Conversion Price, as the case may be, will be reduced to an amount equal to a fraction (i) the numerator of which is the sum of (A) the total number of Ordinary Shares outstanding prior to the issuance of such Additional Shares (on a fully-diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) multiplied by the applicable Series A Conversion Price and/or Series B Conversion Price, as the case may be, in effect prior to the issuance of such Additional Shares plus (B) the total amount of the consideration received by the Company for such Additional Shares, and (ii) the denominator of which is the sum of the total number of Ordinary Shares outstanding immediately prior to the issuance of such Additional Shares (on a fully-diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) plus the number of such Additional Shares issued.

                    (b)  With respect to Series C-1 Preferred Shares:

                         (i) Upon each issuance by the Company of any Additional Shares (as defined below) at a price per share which is less than the Series C-1 Conversion Price then in effect but which is equal to or above three U.S. Dollars and fifty cents (U.S.$3.50) per share (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "C-1 Additional Share Price") then the Series C-1 Conversion Price will be reduced to an amount equal to the C-1 Additional Share Price.

                         (ii) Upon each issuance by the Company of any
                              Additional Shares (as defined below) at a price per share which is less than three U.S. Dollars and fifty cents (U.S.$3.50)

                               (as adjusted for share combinations or
                               subdivisions or other recapitalizations of the Company's shares), such Series C-1 Conversion Price will be adjusted in two steps as follows:

                               At the first step: the Series C-1 Conversion
                                      ----------
                               Price will be adjusted to the lesser of (x) the then current Series C-1 Conversion Price or (y) three U.S. Dollars and fifty cents (U.S.$3.50), (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "Interim Series C-1 Conversion Price"); and

                               At the second step the Series C-1 Conversion
                                      -----------
                               Price will be reduced to an amount equal to a fraction: (i) the numerator of which is the sum of (A) the total number of Ordinary Shares outstanding prior to the issuance of such Additional Shares (on a fully diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) multiplied by the Interim Series C-1 Conversion Price calculated in the immediately preceding first step plus (B) the total amount of the consideration received by the Company for such Additional Shares, and (ii) the denominator of which is the sum of the total number of Ordinary Shares outstanding immediately prior to the issuance of such Additional Shares (on a fully diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) plus the number of such Additional Shares issued.

                         (iii) In addition to Article 5(d)(i)(A)(b)(i) and
                               Article 5(d)(i)(A)(b)(ii) above, except for the issuance of Ordinary Shares pursuant to stock options outstanding on February 26, 1998 held by the Company's employees, consultants, contractors and directors to purchase up to 1,862,435 Ordinary Shares (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "C-1 Existing Options"), in the event that from and after February 26, 1998 and until the IPO the Company shall grant or issue any Ordinary Shares, options to purchase Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares to its employees, consultants, contractors and/or directors (if in transactions with primarily non-financing purposes, provided, however, that all transactions with employees, consultants, contractors and/or directors shall be deemed for non-financing purposes unless the Company's Board of Directors, including at least one of the Preferred Shares Director, determines otherwise) that together in the aggregate exceed the "Employee Reserve" (as defined below) (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), then the applicable Conversion Ratio of the Series C-1 Preferred Shares shall be adjusted by adding
                               0.00091 to the applicable Conversion Ratio of the Series C-1 Preferred Shares for every 10,000 (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) additional Ordinary Shares issued (including Ordinary Shares deemed to be issued pursuant to subsections 5(d)(i)(E)(i) or 5(d)(i)(E)(ii)) to employees, consultants, contractors and/or directors (if in transactions with primarily non financing purposes, as described above) in excess of the Employee Reserve (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares (the "C-1 Adjustment") according to the formula specified below:

                               C-1 Adjustment = (0.00091 * (X/10,000))

                               Where:

                               X= the number of Ordinary Shares issued
                               (including Ordinary Shares deemed issued pursuant to section 5(d)(i)(E)(i) or 5(d)(i)(E)(ii)) in excess of the Employee Reserve (except for the issuance of Ordinary Shares pursuant to the exercise of C-1 Existing Options) with both such Employee Reserve and the 10,000 number adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares); and

                               Employee Reserve = 150,000 (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) plus that number (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) which are no longer issuable pursuant to C-1 Existing Options because of the termination, without exercise, of such C-1 Existing Options.

                               An example of the application of the
                               abovementioned anti dilution provisions is attached hereto as Exhibit A to this Amendment.

                              Such C-1 Adjustment shall be added to the applicable Series C-1 Preferred Shares Conversion Ratio only upon the conversion of the Series C-1 Preferred Shares into Ordinary Shares and not prior to such date and for all purposes of these Articles the phrase "on an as converted basis" shall not include the C-1 Adjustment.

                    (c)  With respect to Series C-2 Preferred Shares:

                         (i) Upon each issuance by the Company of any Additional Shares (as defined below) at a price per share which is less than the Series C-2 Conversion Price then in effect but which is equal to or above five U.S. Dollars and eighteen cents (U.S.$5.18) per share (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "C-2 Additional Share Price") then the Series C-2 Conversion Price will be reduced to an amount equal to the C-2 Additional Share Price.

                         (ii) Upon each issuance by the Company of any
                              Additional Shares (as defined below) at a price per share which is less than five U.S. Dollars and eighteen cents (U.S.$5.18) (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), such Series C-2 Conversion Price will be adjusted in two steps as follows:

                              At the first step: the Series C-2 Conversion Price
                                     ----------
                              will be adjusted to the lesser of (x) the then current Series C-2 Conversion Price or (y) five U.S. Dollars and eighteen cents (U.S.$5.18), (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "Interim Series C-2 Conversion Price"); and

                              At the second step the Series C-2 Conversion Price
                                     -----------
                              will be reduced to an amount equal to a fraction:
                              (i) the numerator of which is the sum of (A) the total number of Ordinary Shares outstanding prior to the issuance of such Additional Shares (on a fully diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) multiplied by the Interim Series C-2 Conversion Price calculated in the immediately preceding first step plus (B) the total amount of the consideration received by the Company for such Additional Shares, and (ii) the denominator of which is the sum of the total number of Ordinary Shares outstanding immediately prior to the issuance of such Additional Shares (on a fully diluted basis after giving effect to all options to purchase Ordinary Shares and assuming the conversion into Ordinary Shares of all convertible securities) plus the number of such Additional Shares issued.

                        (iii) In addition to Article 5(d)(i)(A)(c)(i) and
                              Article 5(d)(i)(A)(c)(ii) above, except for the issuance of Ordinary Shares pursuant to stock options outstanding on June 1, 1999 held by the Company's employees, consultants, contractors and directors to purchase Ordinary Shares or options reserved for such purposes as of such date (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) (the "C-2 Existing Options"), in the event that from and after June 1, 1999 and until the IPO the Company shall grant or issue any Ordinary Shares, options to purchase Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares to its employees, consultants, contractors and/or directors (if in transactions with primarily non-financing purposes, provided, however, that all transactions with employees, consultants, contractors and/or directors shall be deemed for non-financing purposes unless the Company's Board of Directors, including at least one of the Preferred Shares Director, determines otherwise) that together in the aggregate exceed the C-2 Existing Options, then the applicable Conversion Ratio of the Series C-2 Preferred Shares shall be adjusted by adding 0.00067 to the applicable Conversion Ratio of the Series C-2 Preferred Shares for every 10,000 (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares) additional Ordinary Shares issued (including Ordinary Shares deemed to be issued pursuant to subsections 5(d)(i)(E)(i) or 5(d)(i)(E)(ii)) to employees, consultants, contractors and/or directors (if in transactions with primarily non financing purposes, as described above) in excess of the Employee Reserve (as adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares (the "C-2 Adjustment") according to the formula specified below:

                              C-2 Adjustment = (0.00067 * (X/10,000))

                              Where:

                              X= the number of Ordinary Shares issued (including Ordinary Shares deemed issued pursuant to section 5(d)(i)(E)(i) or 5(d)(i)(E)(ii)) in excess of the C-2 Existing Options (except for the issuance of Ordinary Shares pursuant to the exercise of C-2 Existing Options) with both such C-2 Existing Options and the 10,000 number adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares).

                              An example of the application of the
                              abovementioned anti dilution provisions is attached hereto as Exhibit B to this Amendment.

                              Such C-2 Adjustment shall be added to the applicable Series C-2 Preferred Shares Conversion Ratio only upon the conversion of the Series C-2 Preferred Shares into Ordinary Shares and not prior to such date and for all purposes of these Articles the phrase "on an as converted basis" shall not include the C-2 Adjustment.

                    (B) No adjustments of a Conversion Price shall be made in an amount less than one cent (US$0.01) per share. No adjustment of a Conversion Price shall be made if it has the effect of increasing the Conversion Price beyond the applicable Conversion Price in effect for such series of Preferred Shares immediately prior to such adjustment.


                    (C) The consideration for the issuance of Additional Shares shall (a) to the extent it consists of cash, be deemed to be the amount of cash received therefor after giving effect to any discounts or commissions paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, and (b) to the extent it consists of property other than cash, be computed at the fair market value of such property as determined in good faith by the Company's Board of Directors, provided, however that if a majority in
                                    --------
                         interest of the holders of the Series A Preferred Shares and Series B Non Voting Preferred Shares or a majority in interest of the holders of Series C Preferred Shares dispute the determination by the Board of Directors then the fair market value of such property shall be determined by an independent appraiser selected by a majority in interest of the holders of Series A Preferred Shares and Series B Non Voting Preferred Shares or a majority in interest of the Series C Preferred Shares, as applicable, from a list of five (5) potential appraisers submitted by the Board of Directors, the costs and expenses of which appraisal shall be borne by the Company.

                    (D) For purpose of Subarticle (d)(i) hereof, the consideration for any Additional Shares shall be taken into account at the U.S. Dollar equivalent thereof, on the day such Additional Shares are issued or deemed issued, whichever is earlier.


                    (E) With respect to Series C Preferred Shares only, in the case of the issuance of options to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                          (i) The aggregate maximum number of Ordinary Shares deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsection 2(d)(i)(C)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Ordinary Shares covered thereby.

                          (ii) The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsection 2(d)(i)(C)).

                          (iii) In the event of any change in the number of
                                Ordinary Shares deliverable or in the
                                consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti dilution provisions thereof, a Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                          (iv) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, a Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                          (v) The number of shares of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to subsections 5(d)(i)(E)(i) and (ii) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsections 5(d)(i)(E)(iii) or (iv).

              (ii) "Additional Shares" shall mean any Ordinary Shares or any Preferred Shares issued by the Company (including only with respect to Series C Preferred Shares any options or warrants to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase such convertible or exchangeable securities) other than:

                    (A) Ordinary Shares or any options or warrants to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options or warrants to purchase such convertible or exchangeable securities, issued pursuant to a transaction described in Subarticles (d)(iii) or (d)(iv) hereof.

                    (B) Ordinary Shares or any options or warrants to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options or warrants to purchase such convertible or exchangeable securities, issued to employees, consultants, contractors and/or directors of the Company (if in transactions with primarily non-financing purposes) directly or pursuant to an escrow arrangement as approved by the Board of Directors of the Company.

                    (C) Ordinary Shares issued upon conversion of the Preferred Shares.

                    (D) Ordinary or Preferred Shares issued upon exercise of options/warrants or any other convertible securities existing at the date this Amendment to the Articles first becomes effective.

                    (E) Strategic Investor Shares. In these Articles "Strategic Investor Shares" shall mean: shares of any kind or any options or warrants to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options or warrants to purchase such convertible or exchangeable securities, issued to an investor ("Strategic Investor") which is capable of materially contributing, directly or indirectly, (other than by investing capital in the Company) to the Company's marketing, distribution or sales and which is approved as such by at least two of the Directors appointed by the holders of Preferred Shares (of which one is the Preferred C Director as defined below).

              (iii) If the Company subdivides or combines its Ordinary Shares, the Conversion Price shall be proportionately reduced, in case of subdivision of shares, as at the effective date of such subdivision, or if the Company fixes a record date for the purpose of so subdividing, as at such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as the effective date of such combination, or, if the Company fixes a record date for the purpose of so combining, as at such record date, whichever is earlier.

              (iv) If the Company at any time pays a dividend, with respect to its Ordinary Shares only, payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Ordinary Shares, without any comparable payment or distribution to the holders of Preferred Shares (hereinafter referred to as "Ordinary Shares Equivalents"), then the Conversion Price shall be adjusted as at the date the Company fixes as a record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment) to that price determined by multiplying the applicable Conversion Price in effect immediately prior to such record date (or if no record date is fixed then immediately prior to such payment) by a fraction (a) the numerator of which shall be the total number of Ordinary Shares outstanding and those issuable with respect to Ordinary Shares Equivalents prior to the payment of such dividend, and (b) the denominator of which shall be the total number of shares of Ordinary Shares outstanding and those issuable with respect to such Ordinary Shares Equivalents immediately after the payment of such dividend (plus, in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued fractional shares in connection with such dividend).

       (e) In the event the Company declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Subarticle (d)(iv), then, in each such case, the holders of the Preferred Shares shall be entitled to receive such distribution, in respect of their holdings on an as-converted basis as of the record date for such distribution.

       (f) If at any time or from time to time there shall be a recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Article), provision shall be made so that the holders of the Preferred Shares shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of Ordinary Shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled immediately prior to such recapitalization. In any such case, appropriate adjustments shall be made in the application of the provisions of this Article 5 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Article 5 (including adjustments of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

       (g) The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder in this Article 5 by this Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 5 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

       (h) No fractional shares shall be issued upon conversion of the Preferred Shares, and the number of shares of Ordinary Shares to be issued shall be rounded to the nearest whole share with all shares held by the same holder aggregated for the purposes of such rounding.

              (i) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth each adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price, as the case may be, at the time in effect, and (C) the number of shares of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

       (j) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

       (k) The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares capital to such number of shares as shall be sufficient for such purposes.

6.     Increase of Share Capital
       -------------------------

       (a) Subject to Article 74, the Company may, from time to time, by a resolution of shareholders holding 75% or more of the voting power present at the meeting in person or by proxy and voting thereon (a "Special Resolution"), whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Special Resolution shall provide.

       (b) Except to the extent otherwise provided in such Special Resolution, such new shares shall be subject to all the provisions applicable to the shares of the original capital.

7.     Special Rights: Modifications of Rights
       ---------------------------------------

       (a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, and subject to
              Article 74, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such Special Resolution.

       (b) (i) If at any time, the share capital is divided into different classes of shares, the rights attached to any class, unless otherwise provided by these Articles, may be modified or abrogated by the Company, by Special Resolution, subject to the consent in writing of the holders of seventy-five per cent (75%) of the issued shares of such class or the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class and subject to the provisions of Article 74.

              (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class.

              (iii) Unless otherwise provided by these Articles, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed, for purposes of this Article 7(b), to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

8.     Consolidation, Subdivision, Cancellation and Reduction of Share Capital
       -----------------------------------------------------------------------

       (a) The Company may, from time to time, by Special Resolution (subject, however, to the provisions of Articles 7(b) and 74 hereof and to applicable law):

              (i) consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares,

              (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of the Companies Ordinance), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

              (iii) cancel any shares which, at the date of the adoption of such
                    Special Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled, or

              (iv) reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

       (b) With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

              (i) determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

              (ii) allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

              (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

              (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board of Directors is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article 8(b)(iv).


                                    SHARES


9.     Issuance of Share Certificates; Replacement of Lost Certificates
       ----------------------------------------------------------------

       (a) Share certificates shall be issued under the rubber stamp of the Company and shall bear the signatures of two Directors (or if there be only one Director, the signature of such Director), or of any other person or persons authorized thereto by the Board of Directors.

       (b) Each member shall be entitled to one numbered certificate for all the shares of any class registered in his name, and if the Board of Directors so approves, to several certificates, each for one or more of such shares. Each certificate shall specify the serial numbers of the shares represented thereby and may also specify the amount paid up thereon.

       (c) A share certificate registered in the names of two or more persons shall be delivered to the person first named in the Registrar of Members in respect of such co-ownership.

       (d) If a share certificate is defaced, lost or destroyed, it may be replaced, upon payment of such fee, and upon the furnishing of such evidence of ownership and such indemnity, as the Board of Directors may think fit.

10.    Registered Holder
       -----------------

       Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person.


11.    Allotment of Shares; Pre-emptive Rights
       ---------------------------------------

       (a) Subject to the provisions of Articles 11(b) and 74 the shares shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions (including inter alia terms relating to calls as set forth in Article 13(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium, or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

       (b) Prior to the IPO each shareholder has rights of first refusal to purchase, pro-rata, all (or any part) of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. The shareholder's pro rata share shall be the ratio of the number of shares of the Company's Ordinary Shares (assuming for purposes of this Article that all Preferred Shares have been converted into Ordinary Shares) then held by the shareholder as of the date of the Rights Notice (as defined in Article 11(b)(ii)), to the sum of the total number of Ordinary Shares as of such date.

              (i) "New Securities" shall mean any Ordinary Shares or Preferred Shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Ordinary Shares or Preferred Shares, and securities of any type whatsoever that are, or may become, convertible into said Ordinary Shares or Preferred Shares; provided, however, that "New Securities" shall not include (i) securities issuable upon conversion of Preferred Shares; (ii) securities offered to the public in the Initial Public Offering; (iii) securities issued in connection with the acquisition of another corporation, business entity or line of business of another business entity by the Company by merger, consolidation, purchase of all or substantially all of the assets, or other reorganization as a result of which the Company owns not less than fifty percent (50%) of the voting power of such corporation; (iv) the Company's Ordinary Shares or Preferred Shares issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the

              Company; (v) securities authorized by the Company's Board of Directors including the affirmative vote of at least two of the directors appointed by the holders of Preferred Shares to be issued in connection with the acquisition of assets by the Company or supply arrangements for the Company; (vi) Ordinary Shares to be issued to employees, directors or consultants of the Company in accordance with the Board of Directors resolutions; (vii) securities issued to a Strategic Investor (as such term is defined in Article 5(d)(ii)(E) above) (viii) securities issued upon the exercise of outstanding options granted prior to or at the date these Articles first become effective; or (ix) securities to be sold and issued by the Company which securities have been exempt from the definition of "New Securities" by a resolution unanimously adopted, in the best interest of the Company, by all the directors lawfully entitled to vote on such a resolution.

              (ii) If the Company proposes to issue New Securities, it shall give the shareholders written notice (the "Rights Notice") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that the shareholder has the right to purchase under this Article 11. Each shareholder shall have twenty one (21) days from delivery of the Rights Notice to agree to purchase (i) all or any part of its pro-rata share of such New Securities and
              (ii) all or any part of the pro-rata share of any other shareholder (including for this purpose any permitted transferee of the shareholder) entitled to such rights to the extent that such other shareholder does not elect to purchase its full pro-rata share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. If the shareholders who elect to purchase their full pro-rata shares also elect to purchase in the aggregate more than 100% of the New Securities, such New Securities shall be sold to such shareholders in accordance with their respective pro-rata shares.

              (iii) If the shareholders fail to exercise in full the right of first refusal within the period specified in 11(b)(ii) above, the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. If the Company has not sold the New Securities within said ninety (90) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the shareholders in the manner provided above.

12.    Payment in Installments
       -----------------------

       If by the terms of allotment of any share, the whole or any part of the price thereof shall be payable in installments, every such installment shall, when due, be paid to the Company by the then registered holder(s) of the share of the person(s) entitled thereto.

13.    Calls on Shares
       ---------------

       (a) The Board of Directors may, from time to time make such calls as it may think fit upon members in respect of any sum unpaid in respect of shares held by such members which is not, by the terms of allotment thereof or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the person(s) and at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such person(s) or place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all shares in respect of which such call was made.

       (b) Notice of any call shall be given in writing to the member(s) in question not less than fourteen (14) days prior to the time of payment, specifying the time and place of payment, and designating the person to whom such payment shall be made, provided, however, that before the time for any such payment, the Board of Directors may, by notice in writing to such member(s), revoke such call in whole or in part, extend such time, or alter such person and/or place. In the event of a call payable in installments, only one notice thereof need be given.

       (c) If, by the terms of allotment of any share or otherwise, any amount is made payable at any fixed time, every such amount shall be payable at such time as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained with respect to such calls shall apply to each such amount.

       (d) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof and all interest payable thereon.

       (e) Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debt rate charged by leading commercial banks in Israel), and at such time(s) as the Board of Directors may prescribe.

       (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amount of calls and/or the times of payment thereof.

14.    Prepayment
       ----------

       With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty.
               Nothing in this Article 14 shall derogate from the right of the Board of Directors to make any call before or after receipt by the Company of any such advance.


          15.  Forfeiture and Surrender
               ------------------------

               (a) If any member fails to pay any amount payable in respect of a call, or interest thereon as provided for herein, on or before the day fixed for payment of the same, the Company, by resolution of the Board of Directors, may at any time thereafter, so long as the said amount or interest remains unpaid, forfeit all or any of the shares in respect of which said call had been made. Any expense incurred by the Company in attempting to collect any such amount or interest, including, inter alia, attorneys' fees and costs of suit, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of the amount payable to the Company in respect of such call.


               (b) Upon the adoption of a resolution of forfeiture, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable within a period stipulated in the notice (which period shall not be less than fourteen (14) days and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to the expiration of such period, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall stop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.

               (c) Whenever shares are forfeited as herein provided, all dividends theretofore declared in respect thereof and not actually paid shall be deemed to have been forfeited at the same time.

               (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

               (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors thinks fit.

               (f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 13(e) above, and the Board of Directors, in its discretion, may enforce the payment of such moneys, or any part thereof, but shall not be under any obligation to do so. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another, and in respect of any other matter or transaction whatsoever.

               (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it thinks fit, but no such nullification shall stop the Board of Directors from re-exercising its powers of forfeiture pursuant to this Article 15.

          16.  Lien
               ----

               (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all dividends from time to time declared in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.

               (b) The Board of Directors may cause the Company to sell any shares subject to such lien when any such debt, liability or engagement has matured, in such manner as the Board of Directors may think fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

               (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member (whether or not the same have matured), or any specific part of the same (as the Company may determine), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

          17.  Sale after Forfeiture or Surrender or in Enforcement of Lien
               ------------------------------------------------------------

               Upon any sale of shares after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint some person to execute an instrument of transfer of the shares so sold and cause the purchaser's name to be entered in the Register of Members in respect of such shares, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register of Members in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

          18.  Redeemable Shares
               -----------------

               The Company may, subject to applicable law, issue redeemable shares and redeem the same.

          19.  Conversion of Shares into Stock
               -------------------------------

               (a) The Board of Directors may, with the sanction of the members previously given by Special Resolution and subject to
                    Article 74, convert any paid-up shares into stock, and may, with like sanction, reconvert any stock into paid-up shares of any denomination.

               (b) The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose might have been transferred prior to conversion, or as near thereto as circumstances admit, provided, however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

               (c) The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stock as would not, if existing in shares, have conferred that right or privilege.

               (d) Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member") therein shall include "stock" and "stockholder".


                              TRANSFER OF SHARES


          20.  Effectiveness and Registration
               ------------------------------

               (a) No transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment has been approved by the Board of Directors, but the Board of Directors shall not withhold its approval of any such transfer or assignment made in accordance with this Article 20.

               (b) No transfer of shares shall be registered unless a proper instrument of transfer (in form and substance satisfactory to the Board of Directors) has been submitted to the Company, together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board of Directors, may, from time to time, prescribe a fee for the registration of a transfer.

               (c)  Without derogating from the provisions of Article 20(a) or
                    (b), the following provisions shall govern transfers of shares in the Company, except to the extent waived in writing (before or after the effective date of these Articles) by any shareholder (as to such shareholder) who would otherwise be entitled thereto. No shareholder shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber all or any of the shares in the capital stock of the Company, of any class or series, now owned or hereafter acquired by him except as set forth below in this Article 20(c):


                    (i) (w) Any holder of Ordinary Shares or Preferred Shares proposing to transfer all or any of his shares (in this Article 20(c)(i), the "Offeror") shall, upon receipt of an offer from a potential purchaser, first request the Company, by written notice (which shall contain all the information necessary to enable the Company so to do including, without limitation, the identity of the prospective purchaser), to offer such shares (in this
                         Article 20(c)(i), the "Offered Shares"), on the terms of the proposed transfer, to all the shareholders of the Company (in this Article 20(c)(i), the "Offerees"). The Company shall comply with such request by sending the Offerees a written notice (in this Article 20(c)(i), the "Offer"), stating therein the identity of the Offeror and of the proposed transferee(s) and the proposed terms of sale of the Offered Shares. Any Offeree may accept such offer in respect of all or any of the Offered Shares by giving the Company notice to that effect within fifteen (15) days after being served with the Offer.

                         (x) If the acceptances, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings provided that no Offerees shall be entitled to acquire under the provisions of this Article 20(c)(i)(y) more than the number of Offered Shares initially accepted by such Offeree, and upon the allocation to him of the full number of shares so accepted, he shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred per cent (100%) of the Offered Shares have been allocated as aforesaid.

                          (y) If the acceptances, in the aggregate, are in respect of less than the number of Offered Shares, then the accepting offerees shall not be entitled to acquire the Offered Shares, and the Offeror, at the expiration of the aforementioned fifteen (15) day period, shall be entitled to transfer all (but not less than all) of the Offered Shares to such proposed transferee(s), provided, however, that in no event shall the Offeror transfer any of the Offered Shares to any transferee other than such accepting Offerees or such proposed transferee(s) or transfer the same on terms more favorable to the buyer(s) than those stated in the Offer, and provided further that any of the Offered Shares not transferred within sixty (60) days after the expiration of such fifteen (15) day period, shall again be subject to the provisions of this
                                Article 20(c)(i).

                          (z) Should the purchase price specified in the Offer be payable in property other than cash or evidences of indebtedness, the Offerees shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property which shall be determined by independent certified appraisers or reputable bankers (at the expense of the Company), the identity of which shall be determined by the Company, and if the consideration payable is shares that are publicly traded, the value of such shares shall be the market value thereof as of the date of the payment.

                    (ii) For the purposes of any Offer under Article 20(c)(i), the respective holdings of any number of accepting Offerees shall mean the respective proportions of the aggregate number of Ordinary Shares (including, for purposes of such determination, Ordinary Shares issuable upon conversion of Preferred Shares) held by such accepting Offerees as determined prior to such Offer.

                    (iii) Prior to the earlier of (i) the closing of the
                          Company's initial underwritten public offering of its Ordinary Shares pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or the Israeli Securities Law, 1968, or equivalent law of another jurisdiction or (ii) three years from the date of the 1996 Shareholders Agreement (September 30, 1996), each of Samuel HaCohen ("HaCohen") and Vladimir Morgernstern ("Morgernstern") shall not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber all or any of the shares in the capital stock of the Company, of any class or series, owned by them as of the date these Articles first became effective or hereafter acquired by each of them (such shares are hereinafter collectively referred to as the "Securities").

                          Notwithstanding anything else to the contrary in these Articles, (but subject to Article 20(c)(i) hereof) each of HaCohen and Morgernstern may, following the date which is eighteen months after the date of the 1996 Shareholders Agreement (September 30, 1996), freely transfer without any restrictions each year, 10% (not including transfers pursuant to the last paragraph of this Article 20(c)(iii)) of his shares in the Company provided that each of HaCohen and Morgernstern will not transfer more than a total of 30% (not including transfers pursuant to the last paragraph of this Article 20(c)(iii)) of his current shareholding unless otherwise permitted herein.


                          Notwithstanding anything else to the contrary in these Articles, each of HaCohen and Morgernstern may freely transfer without any restrictions or first refusal rights by the parties hereto up to 2% of the Company's issued share capital (on a fully diluted basis).

                          Any provision of this Article to the contrary notwithstanding, each of HaCohen and Morgernstern may transfer shares in the Company to his parent, sibling, spouse, lineal descendant, or antecedent, brother or sister; or to an entity controlled by HaCohen or Morgernstern (provided that if such entity does not remain so controlled, such shares shall be transferred back to HaCohen or Morgernstern or to another such entity), provided, however, that no such transfer shall be effective unless the transferee agrees in writing to remain subject to all of the limitations and obligations which apply to such shares hereunder and not to make any further sale, assignment, transfer, pledge, or disposal of such shares except back to HaCohen or Morgernstern.

                          Notwithstanding any other provision of this Agreement, upon the death of HaCohen or Morgernstern, the provisions of Articles 20(c)(iii)(x) and 20(c)(iii)(y) shall not apply to any sale by their heirs.

                    (iv) Anything in this Article 20(c) to the contrary notwithstanding, (a) any of the shareholders may freely transfer any of its shares in the Company to
                          (i) such shareholder's spouse, lineal descendant or antecedent, brother or sister, or (ii) an entity controlled by, controlling or under common control, with such shareholder (provided that if such entity does not remain so controlled or controlling such shares shall be transferred back to the original shareholder or to another such entity), (b) as to any shareholder which is a partnership, in addition to
                          (a)(ii) above, such shareholder may transfer to such shareholder's partners and to affiliated partnerships managed by the same management company or the same managing general partner as such shareholder, (c) as to any shareholder's partner which is a limited liability company, following transfer of such shareholder's shares of the Company to such a limited liability company, such limited liability company may freely transfer such shares to such limited liability company's members, (d) as to Yozma Venture Capital Ltd. ("Yozma"), STAR Management of Investments (1993) Limited Partnership ("STAR") transfers to any of the partners of STAR, and any entity to which STAR would be permitted to freely transfer shares in the Company under this Article 20(c)(iv), (e) any of Bessemer Venture Investors L.P., Bessemer Venture Partners IV L.P., and Bessec Ventures IV L.P. may freely transfer any of its shares of the Company to any of the other Bessemer Shareholders (as defined in Schedule 2 of the Shareholders Agreement, dated April 5, 2000) (f) as to GE Capital Advent Investment Corp. ("GE Capital"), any affiliate or related entity (including any partnership or other entity in which GE Capital or any affiliate or related entity is a general partner) (g) as to Samuel HaCohen, transfer of up to 18,750 Ordinary Shares to Evan Chaim Goldman, (h) as to Yitzhak Chemo, transfer of up to 9,370 Ordinary Shares to Evan Chaim Goldman, (i) as to Shimon Katz, transfer of up to 9,380 Ordinary Shares to Evan Chaim Goldman (j) as to Vladimir Morgensten, transfer of up to 18,750 Ordinary Shares to Evan Chaim Goldman, (k) as to Sequel Technology Ltd., transfer of up to 18,750 Ordinary Shares to Evan Chaim Goldman. No transfer of any securities pursuant to this Article 20(c)(iv) may be made, unless the transferee thereof agrees in writing to be bound by all agreements binding upon the shareholders immediately prior to such transfer.

          (d) Any other provision of these Articles to the contrary notwithstanding, in the event that any person or entity makes an offer to purchase all of the issued and outstanding share capital of the Company or to merge the Company with or into another entity, and members holding more than 75% of each class of the issued and outstanding share capital of the Company indicate their acceptance of such offer (it being understood that solely for purposes of a decision on this matter Ordinary Shares received upon conversion of Preferred Shares, shall vote as one class together with the class of Preferred Shares from which they were converted), and such offer is approved by a majority of the Company's Board of Directors, then, at the closing of such offered purchase of all the issued and outstanding share capital of the Company or merger, all of the holders of Ordinary Shares in the Company will transfer such Ordinary Shares or Preferred Shares to such person or entity; provided, however, that the
                                                --------
               consideration for all of the Company's shares shall in any event be allocated among the members in accordance with Articles 72 and 73.

     21.  Suspension of Registration
          --------------------------

          The Board of Directors may suspend the registration of transfers during the fourteen (14) days immediately preceding the Annual General Meeting.


                            TRANSMISSION OF SHARES

     22.  Descendants' Shares
          ------------------

          (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 22(b) have been effectively invoked.

          (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

     23.  Receivers and Liquidators
          -------------------------

          (a) The Company may recognize the receiver or liquidator of any corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, as being entitled to the shares registered in the name of such member.

          (b) The receiver or liquidator of a corporate member in winding-up or dissolution, or the receiver or trustee in bankruptcy of any member, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.


                               GENERAL MEETINGS


     24.  Annual General Meeting
          ----------------------

          An Annual General Meeting shall be held once in every calendar year at such time (within a period of not more than fifteen (15) months after the last preceding Annual General Meeting) and at such place either within or without the State of Israel as may be determined by the Board of Directors.

     25.  Extraordinary General Meetings
          ------------------------------

          All General Meetings other than the Annual General Meetings shall be called "Extraordinary General Meetings." The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting at such time and place, within or without the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 109 of the Companies Ordinance.

     26.  Notice of General Meetings; Omission to Give Notice
          ---------------------------------------------------

          (a) Not less than seven (7) days' prior notice shall be given of every General Meeting (including a General Meeting adopting a Special Resolution). Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat. Notice shall be given to all members who would be entitled to attend and vote at such meeting, if it were held on the date when such notice is issued. Anything herein to the contrary notwithstanding, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.


          (b) The accidental non-receipt of notice sent to such member, shall not invalidate the proceedings at such meeting.


                        PROCEEDINGS AT GENERAL MEETINGS


     27.  Quorum
          ------

          (a) Two or more members (not in default in payment of any sum referred to in Article 33(a) hereof), present in person or by proxy and holding shares conferring in the aggregate a majority of the voting power of the Company, shall constitute a quorum at General Meetings. No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the requisite quorum is present when the meeting proceeds to business.

          (b) If within an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon requisition under Sections 109 or 110 of the Companies Ordinance, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such day and at such time and place as the Chairman may determine with the consent of the holders of a majority of the voting power represented at the meeting in person or by proxy and voting on the question of adjournment. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

     28.  Chairman
          --------

          The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman. The office of Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the rights of such Chairman to vote as a shareholder or proxy of a shareholder if, in fact, he is also a shareholder or such proxy).

     29.  Adoption of Resolutions at General Meetings
          -------------------------------------------

          Subject to the provisions of Article 74:

          (a)  (i)    An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.


               (ii) A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than seventy-five percent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

          (b) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the results of the vote by a show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.


          (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

     30.  Resolutions in Writing
          ----------------------

          A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, facsimile [telecopier], telegram, telex or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

     31.  Power to Adjourn
          ----------------

          (a) The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.


       (b) It shall not be necessary to give any notice of an adjournment, whether pursuant to Article 27(b) or Article 31(a), unless the meeting is adjourned for thirty (30) days or more in which event notice thereof shall be given in the manner required for the meeting as originally called.


32.    Voting Power
       ------------

       Subject to the provisions of Articles 5(a) and 33(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.


33.    Voting Rights
       -------------

       (a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls and other sums then payable by him in respect of his shares in the Company have been paid.


       (b) A company or other corporate body being a member of the Company may, by resolution of its directors or any other managing body thereof, authorize any person to be its representative at any meeting of the Company. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.


       (c) Any member entitled to vote may vote either personally or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 33(b).


       (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the orders in which the names stand in the Register of Members.


                                    PROXIES

34.    Instrument of Appointment
       -------------------------

       (a) The instrument appointing a proxy shall be in writing and shall be substantially in the following form:

              "I _________________________ of _________________________________
                   (Name of Shareholder)           (Address of Shareholder)

              being a member of ________________________________ hereby appoint
                                      (Name of the Company)

              ________________________________ of ______________________________
                     (Name of Proxy)                     (Address of Proxy)

              as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the ______ day of ___________ , 19__,

              and at any adjournment(s) thereof.

                              Signed this _____ day of __________ , 19__.


                                             ______________________________
                                                (Signature of Appointer)"


              or in any usual or common form or in such other form as may be approved by the Board of Directors. It shall be duly signed by the appointer or his duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).


       (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall either be delivered to the Company (at its Registered Office, or at its principal place of business or at such place as the Board of Directors may specify) not less than forty-eight (48) hours before the time fixed for the meeting at which the person named in the instrument proposes to vote, or presented to the Chairman at such meeting.


35.    Effect of Death of Appointer or Revocation of Appointment
       ---------------------------------------------------------

       A vote cast pursuant to an instrument appointing a proxy shall be valid notwithstanding the previous death of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), or the revocation of the appointment or the transfer of the share in respect of which the vote is cast, provided no written intimation of such death, revocation or transfer shall have been received by the Company or by the Chairman of the meeting before such vote is cast and provided, further, that the appointing member, if present in person at said meeting, may revoke the appointment by means of a writing, oral notification to the Chairman, or otherwise.


                              BOARD OF DIRECTORS


36.    Powers of Board of Directors
       ----------------------------

       (a)    In General
              ----------

              The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting. The authority conferred on the Board of Directors by this Article 36 shall be subject to the provisions of the Companies Ordinance, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.


       (b)    Borrowing Power
              ---------------

              The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.


       (c)    Reserves
              --------

              The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.


37.    Exercise of Powers of Directors
       -------------------------------

       (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions vested in or exercisable by the Board of Directors.


       (b) Subject to the provisions of Article 74, a resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

       (c) A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman of the Audit Committee (Va'adat Bikoret), (if any) and in the absence of such determination - by the Chairman of the Board of Directors) or to which all such Directors have given their written consent (by letter, telegram, telex, facsimile, telecopier or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.


38.    Delegation of Powers
       --------------------

       (a) The Board of Directors may, subject to the provisions of the Companies Ordinance, delegate any or all of its powers to committees, each consisting of two or more persons (all of whose members must be Directors), and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under this Article. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.


       (b) With derogating from the provisions of Article 51, the Board of Directors may, subject to the provisions of the Companies Ordinance, from time to time appoint a Secretary to the Company, as well as officers, agents, employees and independent contractors, as the Board of Directors may think fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Ordinance, determine the powers and duties, as well as the salaries and emoluments, of all such persons, and may require security in such cases and in such amounts as it thinks fit.


       (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company at law or in fact for such purpose(s) and with such powers, authorities and discretions, and for such period and subject to such conditions, as it thinks fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.


39.    Number of Directors
       -------------------

       Until otherwise determined by Ordinary Resolution of the Company and subject to Article 74, the Board of Directors of the Company shall consist of not less than three (3) nor more than eight (8) Directors.


40.    Appointment and Removal of Directors
       ------------------------------------

       The Company's Board of Directors (the "Board") shall be composed of eight
       (8) directors, out of whom: two (2) directors (the "Preferred A and B Shares Directors") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Series A Preferred Shares (including Series A Preferred Shares received upon conversion of Series B Non Voting Preferred Shares) (including all Ordinary Shares received upon conversion of Series A Preferred Shares and Series B Non Voting Preferred Shares); one (1) Director (the "Preferred C Director") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Series C-1 Preferred Shares (including all Ordinary Shares received upon Conversion of Series C-1 Preferred Shares) (the "Preferred A and B Directors" and the "Preferred C Director" shall be referred to herein collectively as the "Preferred Shares Directors"); two (2) Directors (the "Management Shares Directors") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Management Shares ("Management Shares" in this Article shall mean the shares held by Samuel HaCohen, Vladimir Morgernstern, Ian Coldwell, Menachem Ish Shalom, Ami Rosenblat, and Yohanan Engelhardt); one (1) Director (the "Ordinary Shares Director") shall be designated by written notice to the Company by the holders, from time to time, of a majority of the Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares); and one (1) director (the "Seventh Director") shall be designated by written notice to the Company jointly by the holders, from time to time, of a majority of the Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares) and of the Preferred Shares (including Ordinary Shares received upon conversion of Preferred Shares) (voting as separate classes). If the majority of the Preferred Shares (including Ordinary Shares received upon conversion of Preferred Shares) (as a class) and the majority of the Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares) (as a class) cannot agree on such a director within a month from the date that either class has suggested the nomination of an individual to the board of directors then the holders of Preferred Shares (including Ordinary Shares received upon conversion of Preferred Shares) shall offer to the holders of Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares) a list of names of three individuals from whom the holders of Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares) shall elect one as the Seventh Director; provided however that the Seventh Director shall be an individual who is not associated with or affiliated with the holders of the Preferred Shares (including Ordinary Shares received upon conversion of Preferred Shares) unless, and for as long as, the holders of the Ordinary Shares (including Management Shares but not including Ordinary

       Shares received upon conversion of Preferred Shares) do not object to such association or affiliation; and one (1) director (the "Clal Director") shall be designated by written notice to the Company by the Clal Shareholders for as long as the Clal Shareholders have not sold more than (i) 25% of the shares issuable thereto upon conversion of the Convertible Debentures issued thereto on the date these Articles first became effective (the "Convertible Debentures") or (ii) 25% of their holdings in the Company's share capital as of the date hereof. For the purposes of this Section the terms associate and affiliate shall have the same meaning ascribed to such term pursuant to the United States Securities Act of 1933 and Exchange Act of 1934.


       Any Director(s) may only be removed from office by the holders of the class(es) of shares that designated such Director, and any vacancy, however created, in the Board of Directors may only be filled by the holders of the class(es) of shares that designated the previous incumbent of such vacancy; provided however that the Seventh Director may be removed by either the majority of the Ordinary Shares (including Management Shares but not including Ordinary Shares received upon conversion of Preferred Shares) and/or by the majority of the Preferred Shares (including Ordinary Shares received upon conversion of Preferred Shares) and his replacement shall be designated as detailed above. Any such act shall become effective on the date fixed in such notice, or upon the delivery thereof to the Company, whichever is later.


       Notwithstanding anything to the contrary herein, the right to appoint a Management Shares Director shall be of no force and effect if the holders of the Management Shares sell more than 50% of their holding of shares in the Company (on a fully diluted basis and taking into account all their options and treating the expiration or termination of options as sales) on the date that these Articles first became effective.


       The STAR Shareholders and the Jerusalem Pacific Ventures (1994) L.P., ATV, and the Clal Shareholders (as such terms are defined in Schedule 1 and Schedule 4 to that certain Amendment and Restatement to Shareholders Agreement entered into by and among certain shareholders of the Company dated as of April 5, 2000, the "Shareholders Agreement"), shall each, at any time that any such group does not actually designate a director to the Board, be entitled to designate a non-voting observer to the Company's Board. Such observer shall be entitled to attend all Board meetings, shall be entitled to receive all documents and information provided to any director, but will not be entitled to vote at any Board meeting. Any observer may only be removed from office by the holders who designated such observer. Should such group's holding of the Company's shares be reduced so that such holder holds less than four percent (4%) of the issued and outstanding share capital of the Company (assuming for purposes of such determination, that all options and warrants to purchase the Company's shares have been exercised), then such group will cease to possess the right to designate an observer, and any observer so designated will automatically and without further action be removed from office.

       In addition, in the event that the Bessemer Venture Partners IV L.P designates, according to the provisions of the Shareholders Agreement, a person to the Company's Board who is not affiliated with the Bessemer Shareholders (as defined in Schedule 2 of the Shareholders Agreement) or any of them and such designee is approved by a majority of the Company's Board (excluding an existing director designated by the Bessemer Venture Partners IV L.P) then the Bessemer Shareholders (as such a term is defined in Schedule 2 of the Shareholders Agreement) would be entitled to designate a non-voting observer to the Company's Board; provided, however, that such approval by a majority of the other directors shall in no way be a condition to such designee becoming a director or serving as a director. Such observer shall be entitled to attend all Board meetings, shall be entitled to receive all documents and information provided to any director, but will not be entitled to vote at any Board meeting. Such observer may only be removed from office by the holders who designated such observer. Should the Bessemer Shareholders' holdings of the Company's shares be reduced so that they hold less than four percent (4%) of the issued and outstanding share capital of the Company (assuming for purposes of such determination, that all options and warrants to purchase the Company's shares have been exercised) then such group will cease to possess the right to designate an observer, and any observer so designated will automatically and without further action be removed from office.


       GE Capital shall be entitled to designate a non-voting observer to the Company's Board. Such observer, who shall be selected by GE Capital and approved by the Company's Board (which approval shall not be unreasonably withheld), shall be entitled to attend all Board meetings, shall be entitled to receive all documents and information provided to any director, but will not be entitled to vote at any Board meeting. Such observer may only be removed from office by GE Capital. Should the holdings of GE Capital (together with its permitted transferees pursuant to Article 20(c)(iv) be reduced so that such holders hold in the aggregate less than two percent (2%) of the issued and outstanding share capital of the Company (assuming for purposes of such determination, that all options and warrants to purchase the Company's shares have been exercised), then such group will cease to possess the right to designate an observer, and any observer so designated will automatically and without further action be removed from office. The documents and other information received by the GE Capital observer pursuant to this paragraph shall be used by such observer and GE Capital and its affiliates and permitted transferees pursuant to Article 20(c)(iv), solely for purposes of monitoring the performance and prospects of, and managing their investment in, the Company.


41.    Qualification of Directors
       --------------------------

       No person shall be disqualified as a Director by reason of his not holding shares in the Company or by reason of his having served as a Director in the past.


42.    Continuing Directors in the Event of Vacancies
       ----------------------------------------------

       In the event of one or more vacancies in the Board of Directors, the continuing Directors may continue to act in every matter, and, pending the filling of any vacancy pursuant to the provisions of Article 40, may temporarily fill any such vacancy until the holders of shares eligible to designate a director to fill such vacancy have done so.


43.    Vacation of Office
       ------------------

       (a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, or if he become bankrupt, or, if the Director is a company, upon its winding-up.


       (b) The office of the Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.


44.    Remuneration of Directors
       -------------------------

       No director shall be paid any remuneration by the Company for his services as Director except as may be approved pursuant to the provisions of the Companies Ordinance.


45.    Conflict of Interests
       ---------------------

       Subject to the provisions of the Companies Ordinance, the Company may enter into any contract or otherwise transact any business with any Director in which contract or business such Director has a personal interest, directly or indirectly; and may enter into any contract of otherwise transact any business with any third party in which contract or business a Director has a personal interest, directly or indirectly.


46.    Alternate Directors
       -------------------

       (a) A Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.


       (b) Any notice given to the Company pursuant to Article 46(a) shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.


       (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate

              Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.


       (d) Any natural person, whether or not he be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as Alternate Director. If an Alternate Director is also a Director in his own right his rights as an Alternate Director shall be in addition to his rights as a Director.


       (e) An Alternate Director shall alone be responsible for his own acts and defaults and he shall not be deemed the agent of the Director(s) who appointed him.


       (f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 43, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.



                     PROCEEDINGS OF THE BOARD OF DIRECTORS


47.    Meetings
       --------

       (a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit. Subject to all of the other provisions of these Articles concerning meetings of the Board of Directors, the Board of Directors may meet by telephone conference call so long as each Director participating in such call can hear, and be heard by, each other Director participating in such call.


       (b) Any Director may at any time, and the Secretary, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than three (3) business days' written notice shall be given of any meeting, unless such notice is waived in writing by all of the Directors as to a particular meeting.


48.    Quorum
       ------

       Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence (in person, via telephone conference call, or by proxy) of a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee (if any) and in the absence of such determination - by the Chairman of the Board of Directors), but shall not be less than three.

       If within thirty (60) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.


49.    Chairman of the Board of Directors
       ----------------------------------

       The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in its place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting. The office of the Chairman shall not, by itself, entitle the holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote.


50.    Validity of Acts Despite Defects
       --------------------------------

       Subject to the provisions of the Companies Ordinance, all acts done bona fide at any meeting of the Board of Directors, or of a Committee if the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.



                                GENERAL MANAGER


51.    The General Manager
       -------------------

       The Board of Directors may from time to time appoint one or more persons, whether or not Directors, as General Manager(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Companies Ordinance and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.



                                    MINUTES


52.    Minutes
       -------

       (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded and duly entered in books provided for that purpose. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

       (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

                                   DIVIDENDS

53.    Declaration of Dividends
       ------------------------

       Subject to Article 74, the Board of Directors may from time to time declare and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by Ordinary Resolution of the Company, but no such resolution shall provide for the payment of an amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.


54.    Funds Available for Payment of Dividends
       ----------------------------------------

       No dividend shall be paid otherwise than out of the profits of the Company.

55.    Amount Payable by way of Dividends
       ----------------------------------

       Subject to the rights of the holders of shares with special rights as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the nominal value of their respective holdings of the shares in respect of which such dividend is being paid.

56.    Interest
       --------

       No dividend shall carry interest as against the Company.

57.    Payment in Specie
       -----------------

       Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid up shares, debentures or debenture stock of the Company or of any other companies, or in any one or more of such ways.


58.    Capitalization of Profits, Reserves, etc.
       -----------------------------------------

       Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, the Company:

       (a) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, in payment, in full or in part, of the uncalled liability on any issued share or debentures or debenture stock; and

       (b) may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum.

59.    Implementation of Powers under Articles 57 and 58
       -------------------------------------------------

       For the purpose of giving full effect to any resolution under Articles 57 or 58, and without derogating from the provisions of Article 8(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Section 130 of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

60.    Deductions from Dividends
       -------------------------

       The Board of Directors may deduct from any dividend or other moneys payable to any member in respect of a share any and all sums of money then payable by him to the Company on account of calls or otherwise in respect of shares of the Company and/or on account of any other matter of transaction whatsoever.

61.    Retention of Dividends
       ----------------------

       (a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

       (b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under Articles 22 or 23, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

62.    Unclaimed Dividends
       -------------------

       All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof, and any dividend unclaimed after a period of seven (7) years from the date of declaration of such dividend, and any such other moneys unclaimed after a like period from the date the same were payable, shall be forfeited and shall revert to the Company, provided, however, that the Board of Directors may, at its discretion, cause the Company to pay any such dividend or such other moneys, or any part thereof, to a person who would have been entitled thereto had the same not reverted to the Company.

63.    Mechanics of Payment
       --------------------

       Any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to any one of such persons or to his bank account), or to such person and at such address as the person entitled thereto may be writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company. Every such check or warrant shall be sent at the risk of the person entitled to the money represented thereby.

64.    Receipt from a Joint Holder
       ---------------------------

       If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

                                   ACCOUNTS

65.    Books of Account
       ----------------

       The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors.

66.    Audit
       -----

       At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

67.    Auditors
       --------

       The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remuneration shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).


                               BRANCH REGISTERS

68.    Branch Registers
       ----------------

       Subject to and in accordance with the provisions of Sections 72 to 81, inclusive, of the Companies Ordinance and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                         RIGHTS OF SIGNATURE AND STAMP

69.    Rights of Signature and Stamp
       -----------------------------

       (a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company, and the acts and signature of such person(s) on behalf of the Company shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

       (b)    The Company shall have at least one official stamp.

       (c) The Company may exercise the powers conferred by Section 102 of the Companies Ordinance regarding a seal for use abroad, and such powers shall be vested in the Board of Directors.

                                    NOTICES

70.    Notices
       -------

       (a) Any written notice or other document may be served by the Company on any member either personally or by sending it by prepaid registered mail (Courier Services such as Fed-ex if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any member upon the Company by tendering the same in person to the Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document, shall be deemed to have been served on two (2) business days after it has been posted (seven (7) business days if sent to a place not located on the same continent as the place from where it was posted), or when actually received by the addressee if sooner than two days or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager), provided, however, that notice may be sent by cablegram, telex, telecopier (facsimile) or other electronic means and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such cablegram, telex, telecopy or other electronic communication has been sent or when actually received by such member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served, when received, notwithstanding that it was defectively addressed or failed, in some respect, to comply with the provisions of this Article 70(a).

       (b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

       (c) Any member whose address is not described in the Register of Members, and who shall not have designated an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

                            INSURANCE AND INDEMNITY

71.    Insurance and Indemnity
       -----------------------

       (a) For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in Chapter D'1 of the Companies Ordinance.

       (b) Subject to the provisions of the Companies Ordinance, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder, in respect of one of the following:

              (i) a breach of his duty of care to the Company or to another person;

              (ii) a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

              (iii) a financial obligation imposed on him in favor of another person in respect of an act performed in his capacity as an Office Holder.

       (c) Subject to the provisions of the Companies Ordinance, the Company may indemnify an Office Holder in respect of one of the following:

              (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court, in respect of an act performed in his capacity as an Office Holder;

              (ii) reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to him by a court, in a proceeding instituted against him by the Company or on its behalf or by another person, or in a criminal charge from which he was acquitted, all in respect of an act performed in his capacity as an Office Holder.

       (d) The provisions of Articles 71(a), 71(b) and 71(c) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that if the Company has an Audit Committee, the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee (if any) of the Company.

                                  WINDING UP


72.    Winding Up
       ----------

       If the Company be wound up on liquidation or dissolution, then, subject to applicable law, all the assets of the Company available for distribution among the members shall be distributed to them in the following order and preference:

       (a) First, each Series C Preferred Share shall entitle its holder to receive a per share distribution in the amount of its Original Purchase Price (as adjusted for share combinations or subdivisions or any other recapitalization of the Company's shares) plus interest from the date of issuance of such shares to the date of such distribution at an annual rate equal to LIBOR plus 1.5% prior to any payments with respect to any other Preferred Shares or Ordinary Shares. In the event the assets of the Company available for distribution shall be insufficient to make such per share distribution, all of such assets shall be distributed among the holders of Series C Preferred Shares in proportion to the full preference such holders would otherwise be entitled to receive;

       (b) Second, after the payments of all amounts pursuant to Article 72(a) above, each Series A Preferred Share and each Series B Non Voting Preferred Share shall entitle its holder to a per share distribution in the amount of two United States Dollars and thirty three cents (US$2.33) plus interest from the date of issuance of such Preferred Shares to the date of such distribution at an annual rate equal to LIBOR plus 1.5%. In the event the assets of the Company available for distribution shall be insufficient to make such per share distribution, all of such assets shall be distributed among the holders of the Series A Preferred Shares and Series B Non Voting Preferred Shares in proportion to the full preference such holders would otherwise be entitled to receive;

       (c) Third, after payments of all amounts pursuant to Articles 72(a) and 72(b) above, the Series A Preferred Shares, Series B Non Voting Preferred Shares and Series C Preferred Shares then participate with the holders of the Ordinary Shares on an as converted basis in any proceeds remaining after all liquidation rights of the Preferred Shares are met.

       (d) Notwithstanding the provisions of Articles 72(b) and 72(c) above, if the total value of all the assets to be distributed per Ordinary Share (assuming for purposes of such calculation the conversion of all Series A Preferred Shares, Series B Non Voting Preferred Shares and Series C Preferred Shares into Ordinary Shares) is equal to, or greater than twice the Original C-2 Purchase Price (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), then the Series A Preferred Shares, Series B Non Voting Preferred Shares, Series C Preferred Shares, and the Ordinary Shares shall entitle their holders to a per share distribution in proportion to the respective percentage holdings of all of the Ordinary Shares and the Ordinary Shares into which all Series

              A Preferred Shares, Series B Non Voting Preferred Shares and Series C Preferred Shares could, at the time of such distribution, be converted and Article 72(b) and 72(c) above shall not have any force or effect.

       (e) Notwithstanding the provisions of Articles 72(a), 72(b), 72(c) and 72(d) above, if the total value of the assets to be distributed per Ordinary Share (assuming for purposes of such calculation the conversion of all Preferred Shares into Ordinary Shares) is equal to or greater than seven United States Dollars and eighty cents ($7.80) and less than twice the Original Series C-2 Purchase Price (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), then following the distribution to the Series C Preferred Shares as detailed in
              Article 72(a) above, the Series A Preferred Shares, Series B Non Voting Preferred Shares, Series C Preferred Shares and the Ordinary Shares shall entitle their holders to a per share distribution in proportion to the respective percentage holdings of all of the Ordinary Shares and the Ordinary Shares into which all Preferred Shares could, at the time of such distribution, be converted and the provisions of Articles 72(a), 72(b), 72(c) and 72(d) above shall have no force or effect.

       (f) Notwithstanding the provisions of Articles 72(a), 72(b), 72(c), 72(d) and 72(e) above, if the total value of the assets to be distributed per Ordinary Share (assuming for purposes of such calculation the conversion of all Preferred Shares into Ordinary Shares) is equal to or greater than six United States Dollars and ninety-nine cents ($6.99) and less than seven United States Dollars and eighty cents ($7.80) (adjusted for share combinations or subdivisions or other recapitalizations of the Company's shares), then following the distribution to the Series C Preferred Shares as detailed in Article 72(a) above, the Series A Preferred Shares, Series B Non Voting Preferred Shares, Series C Preferred Shares and the Ordinary Shares shall entitle their holders to a per share distribution in proportion to the respective percentage holdings of all of the Ordinary Shares and the Ordinary Shares into which all Preferred Shares could, at the time of such distribution, be converted and the provisions of Articles 72(a), 72(b), 72(c), 72(d) and 72(f) above shall have no force or effect.

73.    Deemed Winding Up
       -----------------

       For purposes of Article 72, in addition to any liquidation, dissolution, or winding up of the Company under applicable law, the Company shall be deemed to be wound up: (a) in the event of a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or substantially all of the Company's issued and outstanding share capital, to, any other company, or any other entity or person, other than a wholly-owned subsidiary of the Company, excluding a transaction in which shareholders of the Company prior to the transaction will maintain voting control of the resulting entity after the transaction (provided, however, that shares of the surviving entity held by shareholders of this Company acquired by means other than the exchange or conversion of the shares of this Company shall not be used in determining if the stockholders of this Company own more than fifty percent (50%) of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of the surviving entity); or (b) in the event of any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding share capital of the Company following such transaction or series of related transactions is held by a shareholder or group of shareholders (the "New Control Entity") that held less than fifty percent (50%) of the outstanding share capital of the Company prior to such transaction or series of related transactions provided however that this Article 73 shall not apply to a transaction or series or related transactions in which the New Control Entity purchases Preferred Shares (or Ordinary Shares received upon conversion of Preferred Shares) constituting 35% or more of the Company's issued and outstanding share capital. Upon any deemed winding up of the Company as described in this Article 73, at the closing of the transaction at which the Company is deemed for purposes of this Article 73 to be wound up, the holders of the Preferred Shares shall be paid in cash, securities or a combination thereof, an amount equal to the amount per share which would be payable to the holders of Preferred Shares, respectively, pursuant to
       Article 72 if all consideration being received by the Company and its members in connection with such transaction were being distributed in a liquidation of the Company, and shall be entitled by a majority vote to cause the immediate winding-up of the Company.

                                MAJOR DECISIONS

74.    Major Decisions
       ---------------

       (a) Prior to the closing of an initial public offering of the Company's shares, all of the following decisions of the Company will be brought first to the Board of Directors of the Company for its approval and, if such decision may be taken by the Shareholders, require the consent of the holders of at least 662/3% of the Preferred Shares and the consent of the holders of at least 662/3% of the outstanding shares of Ordinary Shares, each voting as a separate class. Any of the following decisions shall not be taken by the Company's Board of Directors without the consent of one of the director's designated by the holders of the Preferred Shares and one of the directors designated by the holders of Management Shares (as defined in Article 40 above).

              (i) adopt any amendment of the Memorandum or Articles of Association of the Company, or any other action, which would have the effect of amending the rights, preferences or privileges of the Preferred Shares;

              (ii) authorize or issue any equity securities of any class with rights equal to or superior to those of the Preferred Shares, or other securities convertible into such securities, or enter into any contract or grant any option for the issue of any such securities;

              (iii) merge with or consolidate into any corporation, firm or entity, or sell, lease or otherwise dispose of all or substantially all of its assets;

              (iv)  increase the number of directors above eight (8);

              (v) declare or pay any dividend or other distribution of cash, or other assets to the Company's shareholders in their capacity as such; and

              (vi) appoint or remove from office either of the Company's legal advisers and/or auditors.

       (B) Prior to the closing of the IPO, no amendment of the Articles of Association amending the rights, preferences or privileges of the Series C Preferred Shares shall be effective unless the holders of seventy five percent (75%) of the then outstanding Series C Preferred Shares shall have first consented in writing to such amendment.

              For the avoidance of doubt, the creation of any new class of shares with equal or superior rights to the Series C Preferred Shares and/or the issuance of any additional shares with equal or superior rights to the Series C Preferred Shares shall not constitute for itself an amendment of the rights, preferences or privileges of the Series C Preferred Shares, but the authorization of additional Series C Preferred Shares not authorized at the date these Articles of Association first became effective, without limitation, will constitute an amendment of the rights, preferences and privileges of the Series C Preferred Shares.

              For the purposes of this Article 74 the holders of the Convertible Debentures shall be entitled to vote as if the Convertible Debentures held thereby have been converted into Series C-2 Preferred Shares at a conversion price of $10 per share.

                                   Exhibit A

        This Exhibit A to the Articles of RTS Software Ltd., an Israeli company (the "Company"), is aimed to serve as an illustration of several scenarios under which Series C Preferred Shares would be entitled to antidilution adjustments pursuant to the Company's Articles of Association, as amended, and how such antidilution protection would be calculated.

        All of the scenarios illustrated by this Exhibit A assume that the initial Series Conversion Price in effect is $3.90 and that the outstanding share capital (on a fully diluted basis including any options to purchase Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase such convertible or exchangeable securities) of the Company is as follows:

               2,517,520       Ordinary Shares

               3,951,740       Series A Preferred Shares

                 650,000       Series B Preferred Shares

               2,651,667       Series C Preferred Shares

               1,558,440       Warrants to purchase Series A Preferred Shares

                 216,670       Warrants to purchase Series B Preferred Shares

                  31,795       Warrants to purchase Series C Preferred Shares

               1,862,435       Existing Options to Purchase Ordinary Shares

               ---------

              13,440,267       Fully-diluted shares outstanding.

Scenario 1:  Assume the Company issues 1,000,000Additional Shares at a purchase
----------
        price of U.S. $3.75 per share.

        Result: The Series C Conversion Price would be adjusted according to
        Article 5(d)(i)(A)(b)(i) to be $3.75. Accordingly, 1.04 Ordinary Shares would then be issuable upon the conversion of each Series C Preferred Share, since the Original Issue Price ($3.90) divided by the Conversion Price ($3.75) equals 1.04.

Scenario 2:  Assume the Company issues 1,000,000 Additional Shares at a purchase
----------
        price of U.S. $3.00 per share.

        Result:  The Series C Conversion Price would be adjusted according to
        Article 5(d)(i)(A)(b)(ii) in two steps:

                            First: to $3.50; and then

                            Second:

        (13,440,267 x $3.50) + (1,000,000 x $3.00)  =  $3.46538  =  New Series C
        ------------------------------------------     --------
                    13,440,267 + 1,000,000                      Conversion Price

        Accordingly, 1.12542 Ordinary Shares would then be issuable upon the conversion of each Series C Preferred Share, since the Original Issue Price ($3.90) divided by the Conversion Price ($3.46538) equals 1.12542.

Scenario 3: Assuming that following the issuance of 1,000,000 Additional Shares
----------
        at a purchase price of U.S. $3.00 as described in Scenario 2, the Company then grants after February 26, 1998 options (to the extent then exercisable) to purchase 400,000 Ordinary Shares to employees in non-financing transactions. Assuming none of the 1,862,435 Existing Options have been terminated without exercise, such grant of options to purchase 400,000 Ordinary Shares is 250,000 Ordinary Shares in excess of the "Employee Reserve" (400,000 minus 150,000 equals 250,000).

        Result: The Series C Conversion Ratio would be 1.12542 (as described in Scenario 2 above) and then, as a result of the employee option grants in excess of the Employee Reserve, the Adjustment would be calculated according to Article 5(d)(i)(A)(b)(iii) as follows:

              Adjustment = 0.00091 x (250,000 / 10,000) = 0.02275

        Accordingly, 1.14817 Ordinary Shares would then be issuable upon the conversion of each Series C Preferred Share, which is the result of dividing the Series C Original Issue Price (3.90) by the revised Series C Conversion Price ($3.46441, as calculated above in Scenario 2) and then adding the Adjustment (0.02275, as calculated above) as follows:

                    ($3.90 / $3.46538) + 0.02275 = 1.14817

        For the avoidance of doubt, the Adjustment referred to in this Scenario 3 would be added to the applicable Series C Shares Conversion Ratio only upon the conversion of Series C Preferred Shares into Ordinary Shares and not prior to such time.